DEPOSIT GUARANTY CORP.
ORGANIZATION CHART




The following describes the Registrant's direct and indirect ownership and control of its banking and nonbanking subsidiaries as of December 31, 1994.


SUBSIDIARIES OF DEPOSIT GUARANTY CORP.

  Deposit Guaranty National Bank *
  Acquired May 19, 1969
  Corp. Ownership  97.9%

  DGC Services Company
  Incorporated November 29, 1972
  Corp. Ownership  100%

  Deposit Guaranty Mortgage Company of Florida, Inc.
  Incorporated July 20, 1984
  Inactive
  Corp. Ownership  100%

  Gulfnet, Inc.
  Acquired February 24, 1987
  Corp. Ownership  9.66%

  G & W Life Insurance Company
  Incorporated February 12, 1988
  Corp. Ownership  100%

  Commercial National Corporation **
  Acquired February 8, 1990
  Corp. Ownership  100%

  CNC Acquisition Corp.
  Incorporated August 5, 1994
  Corp. Ownership 100%





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
DEPOSIT GUARANTY CORP.
ORGANIZATION CHART(Cont.)




* SUBSIDIARIES OF DEPOSIT GUARANTY NATIONAL BANK

  Deposit Guaranty Mortgage Company
  Acquired October 1, 1981
  Bank Ownership  100%

  Maxiprop, Inc.
  Incorporated January 4, 1988
  Bank Ownership  100%

  Deposit Guaranty Investments, Inc.
  Incorporated September 10, 1990
  Bank Ownership  100%

  Deposit Guaranty Student Loans, Inc.
  Incorporated June 5, 1992
  Bank Ownership 100%

  Deposit Guaranty Leasing Company
  Incorporated June 20, 1994
  Bank Ownership 100%





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
DEPOSIT GUARANTY CORP.
ORGANIZATION CHART(Cont.)





** SUBSIDIARIES OF COMMERCIAL NATIONAL CORPORATION


  Commercial National Bank in Shreveport ***
  Acquired February 8, 1990
  Corp. Ownership  100%



*** SUBSIDIARIES OF COMMERCIAL NATIONAL BANK


  Commercial National Brokerage Services, Inc.
  Acquired February 8, 1990
  Bank Ownership  100%

  Commercial National Investment Services, Inc.
  Incorporated May 3, 1991
  Bank Ownership  100%





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